UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.

On October 7, 2020, Ocular Therapeutix, Inc. (the “Company”) issued a press release (the “Release”) to provide a business update. A copy of the Release is included as Exhibit 99.1 hereto and is incorporated by reference herein.

Although the Company is currently in the process of finalizing its operational and financial results for the quarter ended September 30, 2020 (the “Third Quarter”), the Company disclosed in the Release that it expects to report between $5.8 million and $5.9 million of total net product revenue for the Third Quarter, compared with a total net product revenue of approximately $1.6 million for the quarter ended June 30, 2020 (the “Second Quarter”). The Company expects Third Quarter total net product revenue to be comprised of (i) between $5.3 million and $5.4 million of net product revenue for DEXTENZA® (dexamethasone ophthalmic insert) 0.4mg, compared with approximately $1.4 million for the Second Quarter, and (ii) approximately $0.5 million of net product revenue for ReSure® Sealant, compared with approximately $0.2 million for the Second Quarter.

The Company also reported monthly in-market unit sales figures for the Third Quarter of 2,221 billable inserts sold in July; 2,920 billable inserts sold in August; and an estimated 4,812 billable inserts sold in September. In-market sales consist of sales from authorized distributors of Company products to medical centers such as ambulatory surgery centers or hospital outpatient departments.

The estimated net product revenue figures for the Third Quarter discussed above are based on preliminary and unaudited information and management’s estimates as of the date of this Current Report on Form 8-K and are subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the estimated net product revenue figures.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall be deemed to be “filed” and not “furnished” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall be deemed to be incorporated by reference in applicable filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1*	Press Release of Ocular Therapeutix, Inc., dated October 7, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates this exhibit shall be deemed filed, and not furnished, herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: October 7, 2020	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer